Exhibit 99.2

Shareholder Meeting May 2010

2009 EBITDA Flow Throughs 60.0% 58.0% 56.0% 54.0% 52.0% 50.0% 48.0% 46.0% 58.0% AHT 50.3% Peer Average 2009 EBITDA Flow Throughs

Change in 2009 EBITDA Margin vs. Peers Change in EBITDA Margin (bps) 2009 EBITDA Margin Change 0 -50 -100 -150 -200 -250 -300 -350 -400 -450 -298 AHT -409 Peer Average

Hotel REIT Stock Buybacks vs. Issuance ACCRETION / DILUTION - CURRENT VS. 2008 SHARE COUNT Dilution / Accretion 100% 50% 0% -50% -100% -150% -200% 49% -101% -100% -100%-43% -44% -20% -177% -75% -100% -76% AHT BEE CHSP CLDT DRH FCH HST HT LHO PEB SHO

Ashford AFFO per Share vs. Peers HOTEL REIT AFFO PER SHARE (2005 AFFO per share = 100%) 180.0% 160.0% 140.0% 120.0% 100.0% 80.0% 60.0% 40.0% 20.0% 0.0% 2005 2006 2007 2008 2009 2010E 2011E AHT PEER AVERAGE Note: 2010 & 2011 estimates from First Call.

Ashford Shareholder Returns vs. Peers - Since 1/1/10 TOTAL SHAREHOLDER RETURNS - AHT vs. PEER AVERAGE % Cumulative SH Returns 90% 80% 70% 60% 50% 40% 30% 78% 42% Since 1/1/10 AHT Peer Avg.

Ashford Shareholder Returns vs. Peers - Since 1/1/09 TOTAL SHAREHOLDER RETURNS - AHT vs. PEER AVERAGE % Cumulative SH Returns 700% 600% 500% 400% 300% 200% 100% 620% 139% Since 1/1/09 AHT Peer Avg.

Ashford Shareholder Returns vs. Peers - Since 1/1/08 TOTAL SHAREHOLDER RETURNS - AHT vs. PEER AVERAGE % Cumulative SH Returns 30% 20% 10% 0% -10% -20% -30% -40% 24% -32% Since 1/1/08 AHT Peer Avg.

Ashford Shareholder Returns vs. Peers - Since 1/1/07 TOTAL SHAREHOLDER RETURNS - AHT vs. PEER AVERAGE % Cumulative SH Returns 0% -5% 10% 15% 20% 25% 30% 35% 40% 45% 50% -22% -45% Since 1/1/07 AHT Peer Avg.

Ashford Shareholder Returns vs. Peers - Since 1/1/06 TOTAL SHAREHOLDER RETURNS - AHT vs. PEER AVERAGE % Cumulative SH Returns 5% 0% -5% -10% -15% -20% -25% -30% 1% -26% Since 1/1/06 AHT Peer Avg.

Ashford Shareholder Returns vs. Peers - Since 1/1/05 TOTAL SHAREHOLDER RETURNS - AHT vs. PEER AVERAGE 5% 0% -5% -10% -15% -20% -25% 4% -21% Since 1/1/05 AHT Peer Avg. % Cumulative SH Returns